Exhibit 10.22

Execution Copy

Amended And Restated

Limited Liability Company Agreement

OF

ALEANNA ENERGY, LLC

A Delaware Limited Liability Company

November 3, 2010

THE MEMBERSHIP INTERESTS (AS DEFINED HEREIN) GOVERNED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH MEMBERSHIP INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

i

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

Schedules:

Schedule 1	Members and Information Related Thereto
Schedule 2	Initial Directors

Exhibits:

Exhibit A	Defined Terms
Exhibit B	Provisions Relating To Transfers
Exhibit C	Form of Adoption Agreement

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

ALEANNA ENERGY, LLC

A Delaware Limited Liability Company

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of AleAnna Energy, LLC, a Delaware limited liability company (the “Company”), dated as of November 3, 2010 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by the Company and the Members (as defined below).

RECITALS

WHEREAS, the Company was formed as a Delaware limited liability company by the filing, on June 13, 2007, of a Certificate of Formation under and pursuant to the Act (such Certificate of Formation, as amended or restated from time to time in accordance with this Agreement, is referred to herein as the “Certificate”);

WHEREAS, the Mickey McGhee, Associated Energy Managers, LLC, Tim McGhee, James Barton and Fred Barton (collectively, the “Original Members”) executed the Limited Liability Company Agreement of the Company effective as of June 13, 2007 (the “Original Agreement”);

WHEREAS, pursuant to the Membership Interest Purchase Agreement, dated as of November 3, 2010, the Original Members sold all of their respective membership interests to Bonanza Resources (Texas) Inc., a Texas corporation (“Bonanza”);

WHEREAS, pursuant to the Loan Agreement, dated as of November 3, 2010, Bluescape Resources Company, LLC, a Delaware limited liability company (“Bluescape”), has agreed to repayment by Bonanza of principal and interest in the amount of $3,366,000.00 by transfer to Bluescape of a 51% membership interest in the Company; and

WHEREAS, in connection therewith, Bonanza desires to admit Bluescape as a member; and the parties hereto desire to amend and restate the Original Agreement in its entirety as set forth herein in order to set forth their rights and obligations, to provide for the Company’s management, and to provide for certain other matters, all as permitted under the Act.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members and the Company hereby agree as follows:

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

ARTICLE 1

DEFINITIONS AND CONSTRUCTION

Section 1.1 Definitions. In addition to terms defined in the body of this Agreement, capitalized terms used herein shall have the meanings given to them in Exhibit A.

Section 1.2 Construction.

(a) All article, section, subsection, schedule and exhibit references used in this Agreement are to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, the singular shall include the plural and the plural shall include the singular wherever and as often as may be appropriate and words importing the masculine gender shall include the feminine and neutral genders and vice versa. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear. All currency amounts referenced herein are in United States Dollars unless otherwise specified.

(c) Time is of the essence in this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(d) Any reference herein to any law, statute, rule or regulation shall be construed as referring to such law, statute, rule or regulation as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

(e) Each party to this Agreement acknowledges that it and its attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

ARTICLE 2

ORGANIZATION

Section 2.1 Formation. The Company was organized as a limited liability company by the filing of the Certificate with the Secretary of State of the State of Delaware, in accordance with and pursuant to the Act. All actions by any Member or other authorized person in making such filing are hereby ratified, adopted and approved. The rights and liabilities of the Members will be determined pursuant to the Act and this Agreement. To the extent that there is any conflict or inconsistency between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement control and take precedence.

Section 2.2 Name. The name of the Company is “AleAnna Energy, LLC,” and all Company business must be conducted in that name or such other names that comply with Law and as the Board may select.

Section 2.3 Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate in the manner provided by Law. The principal office of the Company in the United States shall be at c/o Bluescape Resources Company LLC, 200 Crescent Court, Suite 200, Dallas, Texas 75201 or such other place as the Board may designate, which need not be in the State of Delaware. The Company may have such other offices as the Board may designate.

Section 2.4 Purposes. The purposes of the Company are to hold for investment, manage and sell or otherwise dispose of the AleAnna Resources Interest and engage in any business activity reasonably related or incidental thereto. The Company shall engage in no other business.

Section 2.5 Foreign Qualification. Prior to the Company’s conducting business in any jurisdiction other than Delaware, to the extent that the nature of the business conducted requires the Company to qualify as a foreign limited liability company under the Law of that jurisdiction, the Company shall satisfy all requirements necessary to so qualify. At the request of the Company, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business, and each Member hereby grants each Officer a limited power-of-attorney to execute any such documents on its behalf.

Section 2.6 Term. The existence of the Company commenced upon the filing of the Certificate, and the Company shall have a perpetual existence unless and until dissolved and terminated in accordance with Article 10.

Section 2.7 No State Law Partnership. The Members do not intend for the Company to be a partnership (including a limited partnership) or joint venture, and no Member shall be a partner or joint venturer of any other Member by reason of this Agreement for any purpose other than federal and state tax purposes, and this Agreement shall not be interpreted to provide otherwise.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

Section 2.8 Title to Company Assets. Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be vested in the Company as an Entity, and no Member, Director or Officer, individually or collectively, shall have any ownership interest in the Company’s assets or any portion thereof by virtue of being a Member, Director or Officer.

Section 2.9 Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

ARTICLE 3

MEMBERS; UNITS

Section 3.1 Members.

(a) Each of the Persons listed on Schedule 1 hereto is hereby admitted as a Member as of the Effective Date.

(b) In addition to the Persons listed on Schedule 1, the following Persons shall be admitted as Members without any further action by the Company, the Board or any Member: (i) any Person to whom Units are Transferred by a Member so long as such Transfer is made in compliance with this Agreement and (ii) any Person to whom the Company issues Units after the Effective Date in compliance with this Agreement so long as the Board designates such Person as a Member and such Person executes and delivers to the Company an adoption of this Agreement and any other agreement reasonably requested by the Board.

(c) Any Person admitted or deemed admitted as a Member pursuant to Sections 3.l(a) or 3.l(b) shall cease to be a Member (and therefore shall cease to have the rights of a Member under this Agreement) at such time that such Person is no longer a record owner of any Units, but such Person shall remain bound by Section 7.3.

Section 3.2 Units.

(a) The Membership Interests shall be issued in unit increments (each a “Unit”) and may also be issued in fractional Unit increments. Pursuant to Section 3.3, the Company shall issue to the Bluescape Member and the Bonanza Member the number of Investor Units shown on Schedule 1 for their initial Capital Contributions. From time to time, the Company may issue additional Units in connection with a Capital Call or pursuant to Section 4.l(d). Except as otherwise provided herein, the Board may increase the number of authorized Units.

(b) Upon due authorization of any issuance of Units in accordance with the terms of this Agreement, the Board is hereby authorized to take all actions that it deems reasonably necessary or appropriate in connection therewith (including the increase in number of authorized Units), and the Board shall amend Schedule 1 to reflect such issuance and this Agreement to reflect the designations, preferences and rights applicable thereto.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

(c) All classes and series of Voting Units shall vote together as a single class on all matters.

Section 3.3 Investor Units. A class of Units designated as “Investor Units” is hereby created, and 100,000 Units are hereby designated as Investor Units. On the Effective Date, the Company shall issue to each Member on Schedule 1 the number of Investor Units listed opposite such Person’s name on Schedule 1.

Section 3.4 Unit Certificates.

(a) Ownership of Units may, but need not, be evidenced by certificates similar to customary stock certificates. Initially, Units shall be uncertificated, but the Board may determine to certificate all or any Units at any time by resolution. In such event, the Board shall prescribe the forms of certificates to be issued by the Company, including the forms of legends to be affixed thereto. If the Company elects to certificate the Units, certificates evidencing Units will provide that they are governed by Article 8 of the Uniform Commercial Code. Certificates need not bear a seal of the Company but shall be signed by the Chief Executive Officer, President, any Vice President or any other Person authorized by the Board to sign such certificates who shall certify the class and series of Units represented by such certificate. Certificates may denote the Sharing Ratios applicable to the Units evidenced thereby, although any such notation shall not be definitive or binding, as such ratio may change as a result of subsequent issuances or amendments permitted by this Agreement.

(b) Books and records reflecting the record ownership of the Units shall be kept by the Secretary. In the event any Officer who shall have signed, or whose facsimile signature or signatures shall have been placed upon, any such certificate or certificates shall have ceased to be such Officer before such certificate is issued by the Company, such certificate may nevertheless be issued by the Company with the same effect as if such person were such Officer at the date of issue.

(c) The Board may determine the conditions upon which a new certificate may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed and may, in its discretion, require the owner of such certificate or its legal representative to give bond, with sufficient surety, to indemnify the Company against any and all losses or claims that may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen or destroyed.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

(d) Each certificate shall bear a legend on the reverse side thereof substantially in the following form, in addition to any other legend required by Law or by agreement with the Company:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY MAY BE REQUIRED BY THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS SECURITY MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED AS OF NOVEMBER 3, 2010 (AS MAY BE AMENDED OR RESTATED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

Section 3.5 Preemptive Rights.

(a) If the Company proposes to issue any of its Units or other securities or other rights convertible into or containing options or rights to acquire any Units or other securities (collectively, the “Offered Units”) to any Person (the “Proposed Purchaser”), each Member, so long as such Member is an “Accredited Investor” (as such term is defined in the regulations promulgated under the Securities Act), shall have the right to purchase its Voting Interest of the Offered Units as provided below in Section 3.5(b), provided that such Member delivers such investor eligibility certificates and documentation as reasonably requested by the Board.

(b) The Company shall give each Member at least 10 Business Days’ prior notice of any proposed issuance of Offered Units (the “First Notice”), which notice shall set forth in reasonable detail the proposed terms and conditions thereof (including a range of terms and conditions if the terms and conditions of the issuance have not been finalized) and shall offer to each Member the opportunity to purchase its Voting Interest of the Offered Units at the same price, and on the same terms and conditions, as the Offered Units are proposed to be issued by the Company. If, following the giving of the First Notice, the terms of the proposed issuance materially change, the Company shall furnish a supplemental notice (a “Supplemental Notice”) describing the revised terms; provided, the Supplemental Notice shall not restart the foregoing 10-Business Day period, but the Company shall give each Member a reasonable period of time (not to exceed 20 Business Days after the initial 10-Business Day period) (such 10-Business Day period, as extended if applicable, being referred to as the “Election Period”) to consider the revised terms.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

(c) If any Member wishes to exercise its preemptive rights, it must do so by delivering written notice to the Company within the Election Period. Each Member’s notice shall state the dollar amount of Offered Units such Member (each a “Requesting Investor”) would like to purchase up to a maximum amount equal to such holder’s Voting Interest of the total offering amount plus the additional dollar amount of Offered Units, if any, that such Requesting Investor would like to purchase in excess of its Voting Interest (the “Over-Allotment Amount”), if other Members do not elect to purchase their full Voting Interest of the Offered Units. The rights of each Requesting Investor to purchase a dollar amount of Offered Units in excess of each such Requesting Investor’s Voting Interest of the Offered Units shall be based on the Requesting Investors’ relative Voting Interest.

(d) If all of the Offered Units are not fully subscribed for by the Members pursuant to the foregoing, then the Company shall have the right to issue and sell the unsubscribed for portion of the Offered Units to the Proposed Purchaser at any time during the 90 days following the termination of the Election Period on the terms and conditions set forth in the First Notice, as modified by a Supplemental Notice, if applicable. In connection with the issuance and sale of Units subscribed for by the Members pursuant to the preemptive rights provisions of this Section 3.5, the Board may, in its reasonable discretion, impose such other reasonable and customary terms and procedures such as setting a closing date and requiring customary closing deliveries such as accredited investor certificates in connection with any preemptive rights offering. If any Member refuses to purchase Offered Units for which it subscribed pursuant to the exercise of preemptive rights granted thereto under this Section 3.5, in addition to any other rights the Company may be permitted to enforce at Law or in equity, such Member and any Permitted Transferee thereof shall have irrevocably forfeited any future rights to purchase Offered Units pursuant to Section 3.5(a) unless the Board determines otherwise.

(e) Notwithstanding anything herein to the contrary, the preemptive rights set forth in this Section 3.5 shall not apply to the pro rata issuance of Units to Members pursuant to a Unit split or a pro rata distribution of Units.

Section 3.6 Transfers of Units. The Units shall be bound by, and the Members shall comply with, the terms set forth on Exhibit B governing, among other matters, the Transfer of the Units.

Section 3.7 Additional Terms Relating to Members. No Member (a) has the right or power to Resign, (b) shall be liable for the debts, obligations or liabilities of the Company or (c) may be Expelled from the Company (other than in the event that such Member ceases to hold Units).

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

ARTICLE4

CAPITAL CONTRIBUTIONS

Section 4.1 Capital Contributions.

(a) As of the Effective Date, each Member has made Capital Contributions to the Company equal to the amount set forth opposite such Member’s name on Schedule 1 hereto in the column entitled “Capital Contributions.”

(b) From time to time after the date hereof, the Board may issue or cause to be issued a notice to each Member for the making of additional Capital Contributions for the purposes of (i) funding any required additional capital contributions to AleAnna Resources in respect of the AleAnna Resources Interest, and (ii) the funding of costs incurred by the Company in the normal course of its business, in each case at such times and in such amounts as the Board shall determine (a “Capital Call”). Each Capital Call shall contain the following information:

(i) the total amount of Capital Contributions required from all Members;

(ii) the amount of Capital Contribution required from the Member to which the notice is addressed, which amount must equal that Member’s Sharing Ratio proportion of the total Capital Call;

(iii) the general purpose for which the funds are to be applied;

(iv) the due date and the method of payment; and

(v) the number and class of Units to be issued in respect of such Capital Call; provided, however, that the per Unit consideration to be received for such Units shall not be lower than the lower of (A) the Appraised Value of such Unit, or (B) the Capital Value of such Unit.

(c) Notwithstanding anything in this Agreement to the contrary, no Member has any obligation to make any additional Capital Contribution to the Company, whether pursuant to a Capital Call or otherwise.

(d) Before accepting any Capital Contribution from any existing Member or any new Member admitted pursuant to this Agreement, the Board shall first provide each Member the opportunity to contribute such Member’s Sharing Ratio of the additional Capital Contributions. Each Member shall have 10 Business Days after the date on which the Member has been notified in writing of the Capital Call to contribute such Member’s Sharing Ratio of the additional Capital Contributions requested pursuant to such Capital Call.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

(e) If one or more Members fail to contribute their Sharing Ratio of the additional Capital Contributions requested in the Capital Call, the Board may cause the Company to issue additional Units on the terms set forth in the Capital Call to the other Members who made the additional Capital Contributions pursuant to such Capital Call.

(f) In the event that the Company requires additional capital as a result of (i) a material adverse change in the Company’s financial or business conditions or prospects, (ii) a default or prospective default in any agreement of the Company, (iii) the requirements of any agreement of the Company, (iv) the need to avoid the filing of liens by any trade or other creditors, or (v) the need to preserve the solvency or going-concern status of the Company, in each case as determined by the Board, the Company may, subject to Section 3.5, (A) issue additional membership interests to one or more existing Members, or (B) approve the admission of, and issue Units to any person, in each case for such consideration and with such rights and preferences as may be approved in good faith by the Board.

Section 4.2 Return of Capital Contributions. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

Section 4.3 Advances by Members. Any Member may, with the consent of the Board, advance (as a loan and not as a Capital Contribution) monies to or on behalf of the Company on such terms as the Board and such Member mutually agree, provided, however that such loan shall bear interest at a rate that is no greater than the annual fluctuating interest rate identified as the “Prime Rate” in the Money Rates column published each day in The Wall Street Journal and defined therein as the base rate on corporate loans at certain large U.S. money center commercial banks, adjusted as January 1 of each year.

Section 4.4 Capital Accounts.

(a) A separate capital account (a “Capital Account”) will be maintained for each Member. Each Member’s Capital Account will be increased by: (i) the amount of money contributed by such Member to the Company; (ii) the fair market value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code); and (iii) allocations to such Member of Profits and other items of income and gain pursuant to Section 5.3, Section 5.4, and Section 5.5. Each Member’s Capital Account will be decreased by: (i) the amount of money distributed to such Member by the Company; (ii) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code); and (iii) allocations to such Member of Losses and other items of deduction and loss pursuant to Section 5.3, Section 5.4, and Section 5.5.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

(b) In the event of a permitted sale or exchange of a Unit, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Unit in accordance with Section 1.704-l(b)(2)(iv)(l) of the Treasury Regulations.

(c) The manner in which Capital Accounts are to be maintained pursuant to this Section 4.4 is intended to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder. If the Board determines that the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 4.4 should be modified in order to comply with Code Section 704(b) and the Treasury Regulations, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 4.4, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members as set forth in this Agreement.

ARTICLE 5

DISTRIBUTIONS; ALLOCATIONS

Section 5.1 Distributions. To the extent (a) the Board reasonably determines that the Company has funds on hand available for distribution to the holders of Units (after payment of all then-due obligations of the Company and the establishment of reasonable reserves for the Company’s liabilities, obligations, working capital and other anticipated needs), (b) the Board reasonably determines that the Company is not restricted by contract (including contracts evidencing indebtedness) or Law from making a distribution to the holders of Units and (c) any such distribution is actually approved by the Board as evidenced by a resolution of the Board (funds from time to time, on a cumulative basis, satisfying the criteria in clauses (a) through (c) being herein referred to as “Cumulative Available Funds”), then, distributions of Cumulative Available Funds shall be made among the holders of Investor Units in accordance with their Sharing Ratios.

Section 5.2 Tax Distributions. The Company shall, subject to having sufficient Cumulative Available Funds, make distributions to the Members to the extent of the required Tax Distribution, if any, of such Member for such Fiscal Year. Any distributions made pursuant to this Section 5.2 to a Member shall be treated as an advance payment of, and shall reduce by a like amount, the amounts otherwise distributable to such Member pursuant to Section 5.1 in subsequent distributions.

Section 5.3 Allocations of Profits or Losses.

(a) Profits and Losses for any Fiscal Year or other period, shall be allocated among the Members in such manner that, as of the end of such period and to the extent possible, the Capital Account of each Member shall be equal, proportionately, to the amount that would be distributed to such Member if the Company were to (A) liquidate its assets for an amount equal to their Book Value and (B) distribute the proceeds in accordance with Section 5.1. The Board shall have the discretion to adjust the allocations under this Section 5.3(a) (or make a guaranteed payment to any Member) to the extent necessary to effectuate the intended economic arrangement of the parties as set forth in this Agreement.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

(b) The Losses allocated pursuant to this Article shall not exceed the maximum amount of Losses that can be allocated to a Member without causing or increasing a deficit balance in the Member’s Adjusted Capital Account. Any such losses in excess of the limitations set forth in this Section 5.3(b) shall be allocated to Members with positive Adjusted Capital Account balances remaining at such time in proportion to such positive balances.

Section 5.4 Regulatory Allocations. Notwithstanding any of the provisions of Section 5.3 to the contrary, the following allocations shall be made in the following order:

(a) Nonrecourse Deductions shall be allocated to the Members in accordance with their respective Sharing Ratios.

(b) Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated to the Members bearing the Economic Risk of Loss for such Member Nonrecourse Debt as determined under Treasury Regulation Section 1.704-2(b)(4). If more than one Member bears the Economic Risk of Loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the Economic Risk of Loss. This Section 5.4(b) is intended to comply with the provisions of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

(c) Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain attributable to Company Nonrecourse Liabilities for a Fiscal Year (or if there was a net decrease in Minimum Gain for a prior Fiscal Year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Members under this Section 5.4(c)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in such Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(g)(2)). This Section 5.4(c) is intended to constitute a minimum gain chargeback under Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(d) Notwithstanding any provision hereof to the contrary except Section 5.4(c) (dealing with Minimum Gain), if there is a net decrease in Member Nonrecourse Debt Minimum Gain for a Fiscal Year (or if there was a net decrease in Member Nonrecourse Debt Minimum Gain for a prior Fiscal Year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Members under this Section 5.4(d), items of income and gain shall be allocated to each Member bearing the Economic Risk of Loss for such Member Nonrecourse Debt in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(i)(4)). This Section 5.4(d) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulation Section l.704-2(i)(4) and shall be interpreted consistently therewith.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

(e) In the event that any Member has a negative Adjusted Capital Account at the end of any Fiscal Year, such Member shall be allocated items of Company income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 5.4(e) shall be made only if and to the extent that such Member would have a negative Adjusted Capital Account after all other allocations provided for in this Section 5.4(e) have been tentatively made as if Section 5.4(d) and this Section 5.4(e) were not in this Agreement.

(f) Notwithstanding any provision hereof to the contrary except Section 5.4(c) and Section 5.4(d) (dealing with Minimum Gain and Member Nonrecourse Debt Minimum Gain), a Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6) shall be allocated items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Fiscal Year) in an amount and manner sufficient to eliminate any deficit balance in such Member’s Adjusted Capital Account as quickly as possible. This Section 5.4(f) is intended to constitute a qualified income offset under Treasury Regulation Section 1.704- 1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(g) To the extent an adjustment to the adjusted tax basis of any Company properties pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(m)(2) or l.704-l(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to any Member in complete liquidation of such Member’s Membership Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in accordance with Treasury Regulation Section 1.704-l(b)(2)(iv)(m)(2) if such Section applies, or to the Member to whom such distribution was made if Treasury Regulation Section 1.704-l(b)(2)(iv)(m)(4) applies.

Section 5.5 Curative Allocations. The Regulatory Allocations are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted consistent therewith. The Regulatory Allocations may be inconsistent with the manner in which the Members intend to divide Company distributions. Accordingly, the Board is authorized to divide other allocations of Profits, Losses, and other items among the Members, to the extent that they exist, so that the net amount of the Regulatory Allocations and the Curative Allocations to each Member is zero. The Board will have discretion to accomplish this result in any reasonable manner that is consistent with Code Section 704 and the related Treasury Regulations.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

Section 5.6 Income Tax Allocations.

(a) Except as otherwise provided in this Section 5.6, all items of income, gain, loss and deduction for federal income tax purposes shall be allocated in the same manner as the corresponding item is allocated, pursuant to Section 5.3, Section 5.4 and Section 5.5.

(b) In accordance with Code Section 704(c) and the applicable Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Book Value. In the event the Book Value of any property is adjusted pursuant to clause (ii) or (iv) of the definition of Book Value, subsequent allocations of income, gain, loss, and deduction with respect to such property shall take account of any variation between the adjusted basis of such property for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the applicable Treasury Regulations thereunder.

(c) Any (i) recapture of depreciation shall be allocated, in accordance with Treasury Regulations Section 1.1245-l(e), to the Members who received the benefit of such deductions (taking into account the effect of remedial allocations), and (ii) recapture of credits shall be allocated to the Members in accordance with applicable Law.

(d) Allocations pursuant to this Section 5.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

Section 5.7 Other Allocation Rules.

(a) All items of income, gain, loss, deduction and credit allocable to a Membership Interest in the Company that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as the owner of such Membership Interest, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under Code Section 706 and the regulations thereunder.

(b) The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulation Section l.752-3(a)(3), shall be determined in accordance with their Sharing Ratios.

Section 5.8 Withholding Authorized. The Company is authorized to withhold from distributions to a Member, or with respect to allocations to a Member, and to pay over to a foreign, federal, state or local government, any amounts required to be withheld pursuant to the Code or any provisions of any other foreign, federal, state or local Law. All amounts withheld with respect to any payment or distribution to a Member shall be treated as amounts distributed to that Member.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

ARTICLE 6

MANAGEMENT

Section 6.1 Management by Directors.

(a) The Company shall be managed by “managers” (as such term is used in the Act) according to the remaining provisions of this Article 6. No Member by virtue of having the status of a Member shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. The “managers” are referred to as “Directors” throughout this Agreement. The business and affairs of the Company shall be managed by the Directors elected in accordance with Section 6.2 and acting exclusively through the Board of Directors of the Company (the “Board”) in accordance with this Agreement. Subject to Section 6.l(b), the Board shall have full power and authority to do all things on such terms as they may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company. Under the direction of the Board, to the extent that the Board designates Officers pursuant to Section 6.5, the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company.

(b) Notwithstanding any other provision of this Agreement to the contrary, the following actions shall require unanimous approval of the Members:

(i) any change in the purposes of the Company set forth in Section 2.4;

(ii) any amendment to the Company’s Certificate of Formation other than in respect of a change in the registered agent or the registered address of the Company;

(iii) any transaction, other than a Transfer subject to clause (v) below, between the Company or any of its Subsidiaries with any Member or its Affiliates, unless such transaction is disclosed to the other Members and is on terms that are not materially different than the terms it would obtain in a comparable arm’s length transaction with a Person who is not an Affiliate;

(iv) except in connection with a sale of the Company or all or substantially all of the Company’s assets, merge or consolidate the Company with any individual, proprietorship, trust, estate, partnership, joint venture, association, company, corporation, limited liability company, or other entity;

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

(v) a Transfer of the Company or any of the Company’s assets to any Member or its Affiliates;

(vi) make any determination to be treated as a corporation for federal income tax purposes; or

(vii) wind up the Company or petition for the voluntary dissolution, receivership or bankruptcy of the Company.

Section 6.2 Board of Directors.

(a) Each Member agrees that it will cast all votes ascribed to its Units or execute consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of Members) in order to elect individuals, who have been nominated in accordance with the remaining provisions of this Section 6.2, to serve as Directors.

(b) The Board shall consist of natural persons who need not be Members or residents of the State of Delaware. The Chairman of the Board, if any, shall be designated by the majority vote of the Directors. Subject to the remaining provisions of this Section 6.2, the Board shall consist of up to five Directors, which shall be nominated as follows: (i) up to three nominees shall be designated by the Bluescape Member (the “Bluescape Designees”) in one or more designations as determined in the sole discretion of the Bluescape Member; and (ii) for so long as the Bonanaza Member has a Sharing Ratio of at least 15%, two nominees (the “Bonanza Designees”) shall be designated by the Bonanza Member in one or more designations as determined in the sole discretion of the Bonanza Member. Notwithstanding the foregoing, in the event that the Sharing Ratio of the Bluescape Member is less than 50%, then one of the Directors designated by Bluescape shall resign and the Board shall consist of up to four Directors, two of which shall be designated by the Bluescape Member and two of which shall be designated by the Bonanza Member.

(c) The Members hereby elect, effective as of the Effective Date, the individuals listed on Schedule 2 to this Agreement to serve as the initial Directors and, if specified thereon, their alternates, until their removal or replacement in accordance with this Agreement. The Members acknowledge and agree that this Section 6.2 shall serve as a written consent of Members in lieu of a special meeting.

(d) Each of the Bluescape Member and, subject to clause (ii) of Section 6.2(b), the Bonanza Member shall have the right to designate alternate Directors who may replace any absent or disqualified Director who was designated by such Person. Each individual elected to serve on the Board in accordance with this Section 6.2 shall serve until a successor is duly nominated and elected to serve in his stead, or until his removal in accordance with Section 6.2(d), voluntary resignation, death or disability, as applicable. Any vacancy on the Board created by the death, disability, retirement, resignation or removal shall be filled by a nominee designated by the Person that designated the applicable former Director unless such Person no longer has the right to designate a nominee to serve as a Director. A Director nominated in accordance with Section 6.2(b) may not be removed from the Board during his term of office except by the Person or Persons authorized to nominate such Director or for Cause.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

(e) The Company shall indemnify all of the Directors to the extent set forth in Section 8.2. As soon as practicable and subject to Section 8.8, the Company shall procure and at all times maintain directors and officers liability insurance policies on customary terms, and all of the Directors shall be included as insureds under such policies.

(f) A quorum for the transaction of business at a meeting of the Board shall exist when a majority of the Directors are present in person, by proxy or by telephone. All decisions of the Board shall require the affirmative vote of a majority of the Directors present in person, by proxy or by telephone at any meeting of the Board at which a quorum is present; provided that notwithstanding the preceding, the Board shall not have the power to authorize, facilitate or permit any actions other than in accordance with the terms of this Agreement, and provided further that except as set forth below, at least one Bluescape Designee and one Bonanza Designee shall be in attendance at any meeting at which any action other than the adjournment of a meeting is taken and, if either a Bluescape Designee or a Bonanza Designee fails to attend a meeting duly called and convened, the Directors representing a majority of the Directors in attendance at such meeting may adjourn the meeting until the earlier of: (a) the time at which both one Bluescape Designee and one Bonanza Designee may attend such meeting; or (b) 48 hours after notice is given by electronic mail or facsimile and accompanied by voicemail, and if either a Bluescape Designee or a Bonanza Designee has not made himself available for, or is otherwise unable to attend such meeting, the Board may reconvene and take any action otherwise permitted by the Board without the consent of such absent Bluescape Designee or Bonanza Designee, as the case may be. Each Director shall have one vote in connection with any vote held at a meeting of the Board. The Company shall distribute promptly to any Director not present at a meeting any Board materials and other information distributed for review by the other Directors and drafts of resolutions adopted.

(g) The Board may hold its meetings and may have an office and keep the books of the Company, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution. Subject to the provisions of applicable law and this Agreement regarding notice of meetings, Directors may participate in and hold a meeting by using conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 6.2 shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

(h) The Board shall meet at least quarterly. Regular meetings of the Board shall be held at such places as shall be designated from time to time by resolution of the Board. Special meetings of the Board may be called by the Chairman of the Board, if any, or by any two Directors by providing prior written notice sent by courier, mail or electronic transmission (e.g. email) to each Director, with such notice containing a statement of the purposes for such special meeting; provided that such notice (if electronic) is sent at least five Business Days in advance or otherwise at least seven Business Days in advance.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

(i) All Directors shall be entitled to be reimbursed by the Company for their respective reasonable out-of-pocket costs and expenses incurred in the course of their services, including reasonable travel expenses.

Section 6.3 Meetings of the Members.

(a) All meetings of the Members shall be held at the principal office of the Company, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices (or waivers of notice) thereof.

(b) Except as expressly provided otherwise by this Agreement, the holders of a majority of the Voting Units then outstanding, voting together as a single class, and entitled to vote at any meeting of Members, present in person or represented by proxy, shall constitute a quorum at any such meeting for the transaction of business, provided that notwithstanding the preceding, except as set forth below, the Bluescape Member and the Bonanza Member shall be in attendance at any meeting at which any action other than the adjournment of a meeting is taken and, if either the Bluescape Member or the Bonanza Member fails to attend a meeting duly called and convened, the Members in attendance at such meeting may adjourn the meeting until the earlier of: (a) the time at which both the Bluescape Member and the Bonanza Member may attend such meeting; or (b) 48 hours after notice is given by electronic mail or facsimile and accompanied by voicemail, and if either the Bluescape Member or the Bonanza Member has not made itself available for, or is otherwise unable to attend such meeting, the other Members holding a majority of the Voting Units may reconvene and take any action otherwise permitted by the Members without the consent of the absent Bluescape Member or Bonanza Member, as the case may be. The affirmative vote of the holders of a majority of such Voting Units so present or represented at such meeting, voting together as a single class, at which a quorum is present shall constitute the act of the Members. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient Members to lose the quorum.

(c) An annual meeting of the Members for the election of Directors to succeed those Directors serving on the Board whose terms expire and for the transaction of such other business as may properly be considered at the meeting may be held at such place, within or without the State of Delaware, on such date and at such time as the Board or the Majority Holders shall fix and set forth in the notice of the meeting; provided, until such time as a meeting of Members shall be called in accordance with this Section 6.3, the Directors shall continue to serve until their resignation or removal in accordance with Section 6.2. In lieu of annual meetings, which are not a requirement for any purpose, the Members may elect Directors by written consent.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

(d) The Board or the Calling Holders shall give at least 10 days personal, written, cable or electronic (e.g., email) notice of any meetings of the Members. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members, or any adjournment thereof, or entitled to consent to any matter, or entitled to exercise any rights in connection with any change, conversion or exchange of Units, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days prior to the date of such meeting. If no record date is fixed by the Board, the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived in accordance with this Agreement, the close of business on the day next preceding the day on which the meeting of Members is held. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 6.4 Provisions Applicable to All Meetings. In connection with any meeting of the Board or any committee thereof or any meeting of the Members, the following provisions shall apply:

(a) Attendance of a Person at such meeting (including attendance by telephone pursuant to Section 6.4(e)) shall constitute a waiver of notice of such meeting, except where such Person attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(b) A Director or committee member may vote at a Board or committee meeting by a written proxy executed by that Person and delivered to another Director or committee member. A Member entitled to vote at a Members meeting may vote at a Members meeting by a written proxy executed by that Person and delivered to the Secretary. A proxy shall be revocable unless it is stated to be irrevocable.

(c) A special meeting of the Members may be called for any purpose by the Board or any Member or Members having an aggregate Voting Interest of 15% or more (the “Calling Holders”). At such meeting, no business shall be transacted and no action shall be taken other than as stated in the notice of the meeting except with the unanimous consent of all Members.

(d) Any action required or permitted to be taken at such a meeting may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, is signed by all Directors, members of a committee of the Board or the Members, as applicable, in each case who have been designated and who are then in office.

(e) Directors, members of any committee of the Board or the Members, as applicable, may participate in and hold any meeting by means of conference telephone, video conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and the votes of any Directors, members of any committee of the Board or the Members, as applicable, participating by conference telephone, video conference or similar communications equipment shall be given full effect.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

Section 6.5 Officers. The Board may appoint certain agents of the Company to be referred to as “officers” of the Company (and “Officers” in this Agreement) and designate such titles (such as Chief Executive Officer, President, Vice-President, Secretary and Treasurer) as are customary for corporations under Delaware Law, and such Officers shall have the power, authority and duties described by resolution of the Board or as is customary for each such position. In addition to or in lieu of Officers, the Board may authorize any person to take any action or perform any duties on behalf of the Company (including any action or duty reserved to any particular Officer), and any such person may be referred to as an “authorized person.” An employee or other agent of the Company shall not be an authorized person unless specifically appointed as such by the Board.

Section 6.6 Duties of Directors and Members.

(a) To the fullest extent permitted by the Act, a person, in performing his duties and obligations as a Director under this Agreement, shall be entitled to act or omit to act at the direction of the Members that designated such person to serve on the Board, considering only such factors, including the separate interests of the designating Members, as such Director or Members choose to consider, and any action of a Director or failure to act, taken or omitted in good faith reliance on the foregoing provisions shall not, as between the Company and the other Members, on the one hand, and the Director or Members designating such Director, on the other hand, constitute a breach of any duty (including any fiduciary or other similar duty, to the extent such exists under the Act or any other applicable Law, rule or regulation) on the part of such Director or Members to the Company or any other Director or Member.

(b) The Members (in their own names and in the name and on behalf of the Company) hereby:

(i) agree that (A) the terms of this Section 6.6, to the extent that they modify or limit a duty or other obligation, if any, that a Director may have to the Company or any other Member under the Act or other applicable Law, are reasonable in form, scope and content; and (B) the terms of this Section 6.6 shall control to the fullest extent possible if it is in conflict with a duty, if any, that a Director may have to the Company or another Member, under the Act or any other applicable Law; and

(ii) waive to the fullest extent permitted by the Act, any duty or other obligation, if any, that a Member may have to the Company or another Member, pursuant to the Act or any other applicable Law, to the extent necessary to give effect to the terms of this Section 6.6.

(c) The Members (in their own names and in the name and on behalf of the Company), acknowledge, affirm and agree that (i) the Members would not be willing to make an investment in the Company, and no person designated by the Members to serve on the Board would be willing to so serve, in the absence of this Section 6.6, and (ii) they have reviewed and understand the provisions of §18-ll0l(b) and (c) of the Act.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

ARTICLE 7

ADDITIONAL COVENANTS

Section 7.1 Reports. Except as expressly stated otherwise, the Board shall deliver the following reports and information to each Member:

(a) As soon as available and in any event within 120 days after the end of each Fiscal Year, an unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year and the related consolidated and consolidating statements of operations, Members’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year.

(b) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated and consolidating statements of operations, Members’ equity and cash flows for such fiscal quarter.

(c) To each Member, as soon as available and in any event by February 28th of each year, a copy of all tax information required to be provided to the Members, including K-1 Schedules.

Section 7.2 Internal Restructure.

(a) The Members acknowledge and agree that there may be circumstances including a public offering of equity interests in the Company or a Subsidiary that would cause it to be in the best interest of all of the Members that the business of the Company be conducted in a different legal entity form. Thus, at any time on or after the Effective Date, the Company, upon the approval of the Members, may effect an Internal Restructure on such terms as the Board in the exercise of its discretion deems advisable. Each Member agrees that it will consent to and raise no objections to an Internal Restructure that has been approved by the Board. Each Member hereby agrees that it will execute and deliver all agreements, instruments and documents as are required, in the reasonable judgment of the Board to be executed by such Member in order to consummate the Internal Restructure while continuing in effect, to the extent consistent with such Internal Restructure, the terms and provisions of this Agreement, including those provisions granting the Board authority to manage the affairs of the Company, granting certain Persons the right to nominate and cause the election of Directors, governing Transfers of Units or other equity securities and indemnification.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

(b) Upon the consummation of an Internal Restructure, the surviving Entity or Entities shall assume or succeed to all of the outstanding debt and other liabilities and obligations of the Company. The governing instruments of the surv1vmg Entity shall incorporate the governance provisions of this Agreement as closely as practicable. All Members shall take such actions as may be reasonably required and otherwise cooperate in good faith with the Company in connection with consummating an Internal Restructure including voting for or consenting thereto.

Section 7.3 Confidentiality

(a) The Members acknowledge that they may receive information from or regarding the Company, any of its Subsidiaries, the other Members, or Affiliates of any of the foregoing in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company, any of its Subsidiaries (including Persons with whom it may conduct business), the other Members, or Affiliates of any of the foregoing. Each Member shall hold in confidence and not disclose any information it receives regarding the Company, any of its Subsidiaries (including Persons with whom it may conduct business), the other Members, or Affiliates of any of the foregoing that is identified as confidential and may not disclose it to any Person other than another Member except for disclosures:

(i) compelled by Law or required or requested by subpoena or request from a court, regulator or a stock exchange (but the Member shall notify the Company or the Member affected by such disclosure, as applicable, promptly of any request for that information before disclosing it if practicable);

(ii) to Affiliates, advisers or representatives of the Member (provided that such Affiliates, advisors or representatives are informed of the confidential nature of such information, and that the disclosing Member remains liable for any breach by its Affiliates, advisors and/or representatives);

(iii) of information that the Member also has received from a source independent of the Company, any of its Subsidiaries, other Member or Affiliates of any of the foregoing, as applicable, that the Member reasonably believes obtained that information without breach of any obligation of confidentiality;

(iv) to any Person to which such Member Transfers or offers to Transfer any of its Units in compliance with this Agreement so long as the Transferring party first obtains a confidentiality agreement from the proposed transferee, in a form reasonably acceptable to the Company;

(v) of information in connection with litigation against the Company or any Member to which the disclosing Member is a party (but the Member shall notify the Company or the Member affected by such disclosure, as applicable, as promptly as practicable prior to making such disclosure, if practicable, and shall disclose only that portion of such information required to be disclosed and shall take all reasonable efforts to preserve the confidentiality thereof);

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

(vi) permitted by the Company and any Member affected by such disclosure, as applicable;

(vii) by any Member that is a private equity fund, hedge fund or institutional investor to its investors, partners or Affiliates (exclusive, however, of any portfolio company or any of their officers, directors, employees or owners, other than such Member); or

(viii) by any Member of confidential information to any bank, financial institution, S&P, Moody’s, Fitch and/or other ratings agency, as such Person reasonably deems necessary or appropriate in connection with such Person obtaining financing; provided, however, that such financial institution or ratings agency shall be informed of the confidentiality of such information.

(b) The Members agree that breach of the provisions of this Section 7.3 may cause irreparable injury to the Company or the other Members for which monetary damages (or other remedy at law) are inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provisions and (ii) the uniqueness of the Company’s and each other Member’s business and the confidential nature of the information described in this Section 7.3. Accordingly, the Members agree that the provisions of this Section 7.3 may be enforced by specific performance.

Section 7.4 Affiliate Transactions. Without the consent of the other Members, the Company shall not, and shall not permit its Subsidiaries to, directly or indirectly, enter into, or be a party to, any transaction with any Member or its Affiliates, unless such transaction is disclosed to the other Members and is on terms that are not materially different than the terms it would obtain in a comparable arm’s length transaction with a Person who is not an Affiliate.

Section 7.5 Registration of Units. Each Member understands and agrees that the Units issued on or prior to the date hereof have not been registered under the Securities Act and are restricted securities within the meaning of the Securities Act. Each Member hereby agrees that he, will, on or prior to any registration of any Units by the Company, execute and deliver all agreements, instruments and documents as are required, in the reasonable judgment of the Board, to be executed by such Member in order to consummate such registration, including an agreement containing lockup provisions.

Section 7.6 Opportunities.

(a) It is agreed that if, during the term hereof, a Member has an opportunity to acquire any additional membership interests in AleAnna Resources (with such Person having the opportunity being referred to herein as an “Offering Party”), the Offering Party shall offer to the Company, on an exclusive basis, the right and option to have the Company acquire the membership interests in accordance with the terms set forth herein.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

(b) The Offering Party shall deliver within a commercially reasonable amount of time (whether prior to or promptly preceding closure of an acquisition of such membership interests) to the Company and each Member a written notice setting forth all details (collectively, the “Original Terms” or “Acquisition Terms”) of the opportunity, including (i) the purchase price to be paid for such membership interests, (ii) any proposed time periods for acceptance as required by any Underlying Agreements, and (iii) all other relevant information reasonably obtainable by the Offering Party that may be deemed necessary by the Company or another Member in order for the Company and the other Members to evaluate such acquisition, including assurances of good title and other information as may be required by the Company. Such notice shall be delivered to the Company and the other Members immediately upon the Offering Party’s receipt of information sufficient to satisfy substantially all of the requirements set forth in this Section 7.6(b). Thereafter, as additional information becomes available, it shall be immediately delivered to the Company and the other Members.

(c) Within 30 days after the receipt of all the information and documentation described in Section 7.6(b), or to the extent an Underlying Agreement provides for a lesser time period, then during such lesser time period, following receipt by the Company of the notice set forth in Section 7.6(b), the Company shall decide whether the Company shall participate in the acquisition of the membership interests or to reject the opportunity. If the Company does not timely consent to such acquisition, it will be deemed that the Company has rejected the opportunity. All decisions and actions by the Company under this Section 7.6, including the exercise of the Company’s right to determine if the membership interests in AleAnna Resources will be acquired by the Company, shall be approved by a vote or consent of a majority of the Units held by the Members other than the Offering Party.

(d) If the Company approves of the opportunity, the Company shall acquire and own the membership interests. If the Company disapproves of the opportunity the non Offering Party Members shall have the opportunity to elect to and participate in the acquisition of the membership interests that are the subject of the opportunity or to reject it.

(e) If the Offering Party notifies the Company and the other Members that it elects not to participate in the acquisition of the membership interests that are the subject of the opportunity, then neither the Company nor the Offering Party shall acquire the membership interests that are the subject of the opportunity, and the Bluescape Member or the Bonanza Member whichever one is not the Offering Party, may acquire such membership interests pursuant to the Original Terms. If such non-Offering Party Member fails to close on the purchase of the membership interests that make up the opportunity within 120 days following the delivery of the written notice to the Company and each of the Members as required under Section 7.6(b), then such opportunity shall be offered to the Company again pursuant to the provisions of this Section 7.6 in the same manner as if it were a new opportunity.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

(f) Notwithstanding the foregoing, if the Company and the non-Offering Party Members disapprove of an opportunity and the Offering Party fails to close on the purchase of the membership interests that make up the opportunity within 120 days following the delivery of the written notice to the Company and each of the Members as required under Section 7.6(b), then the Offering Party shall be obligated to deliver an additional notice to the Company and the Members pursuant to Section 7.6(b) and the Company and the non-Offering Party Members shall have an additional opportunity to elect to participate in the acquisition of the membership interests that are the subject of the opportunity or to reject it, as provided herein. If the Company and the non-Offering Party Members do not timely consent to such acquisition, it will be deemed that the Company and the non-Offering Party Members have rejected the opportunity.

(g) If the Company accepts an opportunity and the Offering Party does not elect not to participate, then unless the Members unanimously agree otherwise, each Member shall contribute its Sharing Ratio of the Capital Contributions required for the Company to purchase the membership interests that are the subject of such opportunity.

ARTICLES 8

EXCULPATION AND INDEMNIFICATION

Section 8.1 Exculpation. No Director or Officer or any Director or Officer who is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, authorized person, agent, or similar functionary of another Person (an “Appointee”) shall be liable to the Company or any Member for monetary damages arising from any actions taken, or actions failed to be taken, in his or her capacity as such except for (a) liability for acts that involve a knowing violation of Law, (b) liability with respect to any transaction from which such Person derived an improper personal benefit and (c) liability from any breach of such Person’s duty of loyalty to the Company or breach of this Agreement, in each case as determined by a final, nonappealable order of a court of competent jurisdiction. Notwithstanding anything to the contrary in this Agreement, to the maximum extent permitted by Law, the Company or any Member, as applicable, shall bear the burden of establishing a prima facie case that a Director or Affiliate thereof breached the standard of care set forth above in this Section 8.1. In addition, by resolution of the Members, the Company may, but is not obligated to, exculpate any employee or agent of the Company to the same degree that a Director or Officer is exculpated under this Section 8.1.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

Section 8.2 Indemnification. Subject to the limitations set forth in this Article 8, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that it, or a Person of whom it is the legal representative, is or was a Director, Officer, authorized person or authorized signatory or while a Director, Officer, authorized person or authorized signatory is or was serving at the request of the Company as an Appointee (each such Person, an “Indemnitee”) shall be, except as permitted below in this Section 8.2, indemnified by the Company to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said Law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article 8 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. Notwithstanding anything to the contrary in this Section 8.2, a person shall not be entitled to indemnification hereunder if it is determined by a nonappealable order of a court of competent jurisdiction that, with respect to the matter for which such person seeks indemnification, such person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful, or such Person breached the terms of this Agreement. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 8.3 Advance Payment. The right to indemnification conferred in this Article 8 shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person entitled to be indemnified under Section 8.2 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of its good faith belief that it has met the standard of conduct necessary for indemnification under this Article 8 and a written undertaking, by such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article 8 or otherwise.

Section 8.4 Indemnification of Employees and Agents. The Company, by adoption of a resolution of the Members, may, but shall not be obligated to, indemnify and advance expenses to an employee or agent of the Company who is not a Director or Officer to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Directors, Officers, authorized persons and authorized signatories under this Article 8; and, the Company may, but shall not be obligated to, indemnify and advance expenses to persons who are not or were not Director, Officers, authorized persons, and authorized signatories, employees or agents of the Company but who are or were serving at the request of the Company as an Appointee against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of its status as such an aforementioned functionary to the same extent that the Company may indemnify and advance expenses to Directors, Officers, authorized persons, and authorized signatories under this Article 8.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

Section 8.5 Appearance as a Witness. Notwithstanding any other provision of this Article 8, the Company may, by adoption of a resolution of the Board, pay or reimburse expenses incurred by a Director, Officer, authorized person and authorized signatories or Member in connection with its appearance as a witness or other participation in a Proceeding at a time when it is not a named defendant or respondent in the Proceeding.

Section 8.6 Company as Indemnitor of First Resort. The Company hereby agrees that:

(a) it is the indemnitor of first resort under this Agreement or any other indemnification agreement, arrangement or undertaking with respect to any Indemnitee, and as a result the Company’s obligations to any such Indemnitee under this Agreement or any other agreement, arrangement or undertaking to provide advancement of expenses and indemnification to such Indemnitee are primary without regard to any rights such Indemnitee may have to seek or obtain indemnification or advancement of expenses from any other Person or any of its Affiliates (“Other Indemnitor”) or from any insurance policy for the benefit of such Indemnitee (other than any directors’ and officers’ insurance policy for the benefit of such Indemnitee maintained or paid for by the Company or any of its subsidiaries), and any obligation of any Other Indemnitor to provide advancement or indemnification for all or any portion of the same expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by such Indemnitee and any rights of recovery of such Indemnitee under any insurance policy for the benefit of such Indemnitee (other than any directors’ and officers’ insurance policy for the benefit of such Indemnitee maintained or paid for by the Company or any of its subsidiaries) are secondary; and

(b) if (i) any current or former Officer, Director or Appointee pays or causes to be paid, for any reason or (ii) any Indemnitee collects under any insurance policy for the benefit of such Indemnitee (other than any directors’ and officers’ insurance policy for the benefit of such Indemnitee maintained or paid for by the Company or any of its subsidiaries), any amounts otherwise payable or indemnifiable hereunder or under any other indemnification agreement, arrangement or undertaking (whether pursuant to contract, organizational document or otherwise) with such Indemnitee, then (x) such insurer or such current or former Officer, Director or Appointee, as applicable, shall be fully subrogated to all rights of such Indemnitee with respect to such payment and (y) the Company shall fully indemnify, reimburse and hold harmless such insurer or such current or former Officer, Director or Appointee, as applicable, for all such payments actually made by such insurer or such current or former Officer, Director or Appointee.

Section 8.7 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article 8 shall not be exclusive of any other right that a Director, Officer, authorized person, authorized signatory or other Person indemnified pursuant to this Article 8 may have or hereafter acquire by vote of the Board.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

Section 8.8 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Director, Officer, authorized person, authorized signatory, employee or agent of the Company or is or was serving at the request of the Company as an Appointee against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article 8.

ARTICLE 9

TAXES; BANK ACCOUNTS

Section 9.1 Tax Returns. The Company shall prepare and timely file all federal, state and local tax returns required to be filed by the Company. Unless otherwise agreed by the Directors, any income tax return of the Company shall be prepared by the Accounting Firm. Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s tax returns to be timely prepared and filed. The Company shall deliver a Schedule K-1 to each of the Members as soon as practicable after the close of each taxable year, but in no event later than February 28th of each year, together with such additional information as may be required by the Members in order for the Members, and the direct and indirect owners of the Members to file their individual returns and pay taxes, including estimated taxes, reflecting the Company’s operations. The Company shall bear the costs of the preparation and filing of its returns.

Section 9.2 Tax Partnership. The Members acknowledge that the Company shall be treated as a partnership for federal income tax purposes and will not otherwise characterize the Company for purposes of any federal tax returns, statements or reports filed by them or their Affiliates.

Section 9.3 Tax Elections.

(a) The Company shall make the following elections on the appropriate tax returns:

(i) to adopt, as the Company’s fiscal year, the calendar year or such other fiscal period as the Tax Matters Member designates;

(ii) to adopt the accrual method of accounting and to keep the Company’s books and records on the income-tax method unless the cash method of accounting is available and the Tax Matters Member designates the cash method of accounting for use by the Company;

(iii) if a distribution of the Company’s property as described in Code Section 734 occurs or a Transfer of Units as described in Code Section 743 occurs, on request by notice from any Member, to elect, pursuant to Code Section 754, to adjust the basis of the Company’s properties so long as the Tax Matters Member determines that the Code Section 754 election is in the best interests of the Company and the other Members, and so long as the Board consents to such election;

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

(iv) to elect to amortize the organizational expenses of the Company ratably over a period of 180 months as permitted by Code Section 709(b);

(v) any election that would ensure that the Company will be treated as a partnership for federal income tax purposes; and

(vi) any other election the Board may deem appropriate and in the best interests of the Members.

(b) Neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Law, and no provision of this Agreement shall be construed to sanction or approve such an election. The Company shall not make the election provided for in Treasury Regulation Section 1.704-l(b)(2)(iv)(k)(3).

Section 9.4 Tax Matters Member.

(a) The “tax matters partner” of the Company pursuant to Section 6231(a)(7) of the Code shall be the Bluescape Member, or such other Member designated as such by the Board from time to time. Any Member who is designated as the “tax matters partner” is referred to herein as the “Tax Matters Member”. The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each other Member to become a “notice partner” within the meaning of Section 6231(a)(8) of the Code. The Tax Matters Member shall inform each other Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity.

(b) The Tax Matters Member shall take no action without the authorization of the Board, other than such action as may be required by Law. Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company. The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of the Board. The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Member. Any Member that enters into a settlement agreement with respect to any Company item (within the meaning of Code Section 6231(a)(3)) shall notify the other Members of such settlement agreement and its terms within 30 days from the date of the settlement.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

(c) No Member shall file a request pursuant to Code Section 6227 for an administrative adjustment of Company items for any taxable year without first notifying the other Members. If the Board consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members. If such consent is not obtained within 30 days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf. Any Member intending to file a petition under Code Sections 6226, 6228 or any other Code Section with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Member is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.

(d) If any Member intends to file a notice of inconsistent treatment under Code Section 6222(b), such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

Section 9.5 Bank Accounts. The Company may establish one or more separate bank and investment accounts and arrangements, which shall be maintained in the Company’s name with financial institutions and firms that the Board may determine. The Company shall not commingle the Company’s funds with the funds of any Member.

ARTICLE 10

DISSOLUTION, WINDING-UP AND TERMINATION

Section 10.1 Dissolution.

(a) Subject to Section 10.l(b), the Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”), and no other event shall cause the Company’s dissolution:

(i) the approval of the Board; and

(ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

(b) To the maximum extent permitted by the Act, the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member shall not constitute a Dissolution Event and, notwithstanding the occurrence of any such event or circumstance, the business of the Company shall be continued without dissolution.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

Section 10.2 Winding-Up and Termination. On the occurrence of a Dissolution Event, the Board may select one or more Persons to act as liquidator or may itself act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense, including reasonable compensation to the liquidator if approved by the Board. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board. The steps to be accomplished by the liquidator are as follows:

(a) As promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by the Accounting Firm of the Company’s assets, liabilities and operations through the last calendar day of the month in which the dissolution occurs or the final winding up is completed, as applicable.

(b) The liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up and any advances described in Section 4.3); provided, however, that the liquidator may establish one or more cash escrow funds (in such amounts and for such terms as the liquidator may sreasonably determine) for the payment of contingent liabilities.

(c) All remaining assets of the Company shall be distributed to the Members as follows:

(i) the liquidator may sell any or all Company property, including to the Members (provided, however the liquidator may not sell any Company property to a Member without first giving the other Members the opportunity to purchase their Sharing Ratio of such property on the same terms and conditions unless otherwise agreed by all Members or unless the price and other terms of such sale are determined to be fair market value by a qualified appraiser approved by all Members) and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of Members in accordance with the provisions of Article 5;

(ii) with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

(iii) the property of the Company shall be distributed in accordance with the distribution mechanics in Section 5.1.

(d) All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the distributee pursuant to this Section 10.2. The distribution of cash or property to a Member in accordance with the provisions of this Section 10.2 constitutes a complete return to the Member of its Capital Contributions and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

(e) The Members intend that the allocations provided under Sections 5.3, 5.4, and 5.5 will produce final Capital Account balances for the Members that permit liquidating distributions pursuant to Section 10.2(c)(iii) to be made in the order and priorities set forth in Section 5.1 (after taking into account all previous distributions made to the Members pursuant to Section 5.1). If the allocations otherwise made under Sections 5.3, 5.4, and 5.5 would fail to produce such final Capital Account balances, the Board shall cause the allocations made under Section 5.3 to be made in a manner that achieves the foregoing intent as closely as possible.

Section 10.3 Deficit Capital Accounts. No Member will be required to pay to the Company, to any other Member or to any third party any deficit balance which may exist from time to time in the Member’s Capital Account.

Section 10.4 Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Board (or any Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5 and take such other actions as may be necessary to terminate the existence of the Company. Upon the effectiveness of the Certificate of Cancellation, the existence of the Company shall cease, except as may be otherwise provided by the Act or other applicable Law.

ARTICLE 11

GENERAL PROVISIONS

Section 11.1 Books. To the extent required by the Act, the Company shall maintain or cause tobe maintained complete and accurate records and books of account of the Company’s affairs at the principal office of the Company.

Section 11.2 Offset. Whenever the Company is to pay any sum to any Member, any amounts that such Member, in its capacity as a Member, owes the Company may be deducted from that sum before payment, after written notice to the Member describing the nature of the offset and the amount to be offset.

Section 11.3 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile, or similar transmission, and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it. Notices given by telecopy shall be deemed to have been received (a) on the day on which the sender receives answer back confirmation if such confirmation is received before or during normal business hours of any Business Day or (b) on the next Business Day after the sender receives answer back confirmation if such confirmation is received (i) after normal business hours on any Business Day or (ii) on any day other than a Business Day. All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Schedule 1 or such other address as that Member may specify by notice to the other Members. Whenever any notice is required to be given by Law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

Section 11.4 Entire Agreement; Supersedure. This Agreement and any other agreements expressly mentioned herein constitute the entire agreement of the Members, and their respective Affiliates relating to the Company and supersede all prior contracts or agreements with respect to the Company, whether oral or written.

Section 11.5 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of howlong that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 11.6 Amendment or Restatement. Except as expressly set forth in Section 3.2 or elsewhere herein, this Agreement (including the Exhibits and Schedules) may be amended or restated only by a written instrument adopted, executed and agreed to by the Company (upon Board approval) and all of the Members; provided the Company (upon Board approval) may amend Schedule 1 without the consent of any Person to reflect the issuance, sale or Transfer of Units, new Members admitted in accordance with this Agreement, changes to the notice addresses and other similar relevant information. The Company shall provide the Members with a copy of any amended Schedule 1 promptly after its amendment.

Section 11.7 Binding Effect. This Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns.

Section 11.8 Governing Law; Submission to Jurisdiction. This Agreement is governed by and shall be construed in accordance with the Laws of the State of Delaware. The Units of the Company are securities governed by the Uniform Commercial Code and specifically Article 8 of the Uniform Commercial Code. Any dispute arising out of or relating to this Agreement may be brought in any court of appropriate jurisdiction in Dallas County, Texas, and the Parties irrevocably submit to the exclusive jurisdiction of each such court in any such dispute. THE MEMBERS WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE MEMBERS AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE MEMBERS TO IRREVOCABLY WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE BETWEEN THEM RELATING TO THIS AGREEMENT SHALL INSTEAD BE TRIED BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

Section 11.9 Severability. If a direct conflict between the provisions of this Agreement and (a) any provision of the Certificate or (b) any mandatory, non-waivable provision of the Act, such provision of the Certificate or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the agreement of a limited liability company (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall be enforced to the greatest extent permitted by Law.

Section 11.10 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 11.11 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

Section 11.12 Counterparts. This Agreement may be executed in any number of counterparts, including facsimile counterparts, with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

[Signatures Begin on Next Page]

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC

IN WITNESS WHEREOF, the Members have executed this Agreement as of the Effective Date.

COMPANY:

ALEANNAENERGY,LLC

By:	/s/ Jonathan Siegler
Name:	Jonathan Siegler
Title:	EVP, CFO

MEMBERS:

BLUESCAPE RESOURCES COMPANY, LLC

By:	/s/ Jonathan Siegler
Name:	Jonathan Siegler
Title:	EVP, CFO

BONANZA RESOURCES (TEXAS) INC.

By:	/s/ Steven D. Moore
Name:	Steven D. Moore
Title:	President

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Signature page

34 of 1

SCHEDULE 1

MEMBERS AND INFORMATION RELATED THERETO

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Schedule 1

SCHEDULE 2

INITIAL DIRECTORS

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Schedule 2

EXHIBIT A

DEFINED TERMS

“Accounting Firm” means Deloitte & Touche LLP or such other accounting firm as the Board shall agree.

“Acquisition Terms” has the meaning set forth in Section 7.6(b).

“Act” means the Delaware Limited Liability Company Act.

“Adjusted Capital Account” means the Capital Account maintained for each Member, (a) increased by any amounts that such Member is obligated to restore (or is treated as obligated to restore under Treasury Regulation Sections l.704-l(b)(2)(ii)(c), l.704-2(g)(l) and l.704-2(i)(5)), and (b) decreased by any amounts described in Treasury Regulation Section l.704- l(b)(2)(ii)(d)(4), (5) or (6) with respect to such Member.

“Adoption Agreement” means an agreement substantially in the form of Exhibit C hereto pursuant to which a Person agrees to be bound by the terms of this Agreement and agrees that any Units held thereby shall be bound by the terms of this Agreement.

“Adverse Person” means any Person whom the Board reasonably determines is a direct competitor or a potential competitor of the Company, or any of its subsidiaries.

“Affiliate” of a Person means any Person Controlling, Controlled by, or Under Common Control with such Person.

“Affiliate Transaction” means any agreement or transaction between the Company or any of its subsidiaries and any Member or any Affiliate of any Member or any officer of the Company, including any amendment, extension or renewal of any such agreement or transaction.

“Aggregate Contribution Amount” has the meaning set forth in Section 4.1.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of AleAnna Energy, LLC, as amended and restated from time to time, including the Exhibits and Schedules hereto.

“AleAnna Resources” means AleAnna Resources, LLC, a Delaware limited liability company.

“AleAnna Resources Interest” means all of the right, title and interest in and to the membership interest of the Company in AleAnna Resources.

“Appointee” has the meaning set forth in Section 8.1.

“Appraised Value” shall mean a price per Unit equal to (i) the Company Fair Market Value determined as of (A) the last day of the previous fiscal quarter divided by (ii) the number of Units issued and outstanding at the end of the last month immediately preceding the month in which the issuance of additional Units is authorized pursuant to this Agreement.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Exhibit – A Defined Terms

“Bluescape” has the meaning set forth in the Recitals.

“Bluescape Designees” has the meaning set forth in Section 6.2(b).

“Bluescape Member” means Bluescape, and any direct or indirect Permitted Transferees thereof.

“Board” has the meaning set forth in Section 6.l(a).

“Bona Fide Offer” means a written offer or definitive purchase agreement to purchase Units from a Member, which offer or definitive agreement is binding on the offeror.

“Bonanza” has the meaning set forth in the Recitals.

“Bonanza Designees” has the meaning set forth in Section 6.2(b).

“Bonanza Member” means Bonanza, and any direct or indirect Permitted Transferees thereof.

“Book Value” means, with respect to any property of the Company, such property’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Book Value of any property contributed by a Member to the Company shall be the fair market value of such property as of the date of such contribution as reasonably determined by the Board;

(ii) The Book Values of all properties shall be adjusted to equal their respective fair market values as reasonably determined by the Board in connection with (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution (other than a Capital Contribution made by all Members in proportion to their respective Sharing Ratios) to the Company or in exchange for the performance of services to or for the benefit of the Company, (B) the distribution by the Company to a Member of more than a de minimis amount of property (other than a distribution made to all Members in proportion to their respective Sharing Ratios) as consideration for an interest in the Company, or (C) the liquidation of the Company within the meaning of Treasury Regulation Section l.704-l(b)(2)(ii)(g)(l) (other than pursuant to Section 708(b)(l)(B) of the Code); provided that adjustments pursuant to clauses (A) and (B) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii) The Book Value of property distributed to a Member shall be the fair market value of such property as of the date of such distribution as reasonably determined by the Board;

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Exhibit – A Defined Terms

(iv) The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(m) and clause (vii) of the definition of Profits and Losses; and

If the Book Value of property has been determined or adjusted pursuant to clause (i), (ii) or (iv) hereof, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Profits and Losses and other items allocated pursuant to Section 5.3, Section 5.4, and Section 5.5.

“Book Liability Value” means with respect to any liability of the Company described in Treasury Regulation Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such liability in an arm’s-length transaction. The Book Liability Value of each liability of the Company described in Treasury Regulation Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Book Values.

“Business” means the business of managing the Company’s ownership of the AleAnna Resources Interest, including owning, holding for investment, managing, and selling or otherwise disposing of the AleAnna Resources Interest, and any other Opportunities acquired pursuant to Section 7.6.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of Texas are authorized by Law to close.

“Calling Members” has the meaning set forth in Section 6.4(c).

“Capital Account” means the Capital Account established and maintained for each Member pursuant to Section 4.4.

“Capital Call” has the meaning set forth in Section 4.1.

“Capital Contribution” means with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed to the Company by the Member. Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of its predecessors in interest.

“Capital Stock” means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), and any and all warrants, options, or other rights to purchase or acquire any of the foregoing.

“Appointee” has the meaning set forth in Section 8.1.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Exhibit – A Defined Terms

“Capital Value” shall mean a price per Unit equal to (i) the aggregate value of the Members Capital Accounts determined as of (A) the last day of the previous fiscal quarter divided by (ii) the number of Units issued and outstanding at the end of the last month immediately preceding the month in which the issuance of additional Units is authorized pursuant to this Agreement.

“Cause” means, with respect to any Person, that such Person (a) has committed willful misconduct or gross negligence in a manner that materially impairs the Company’s financial condition or prospects, (b) has refused or intentionally failed to perform his duties and obligations in some material respect after reasonable written notice of any such refusal or failure to perform such duties or obligations or (c) has been convicted of a felony or of a crime involving moral turpitude.

“Certificate” has the meaning set forth in the Recitals.

“Code” means the United States Internal Revenue Code of 1986.

“Company” has the meaning set forth in the opening paragraph of this Agreement.

“Company Fair Market Value” means the fair market value of the Company determined by a qualified independent appraisal firm that is selected in good faith by the Board, the costs of which shall be borne by the Company. A copy of each appraisal shall be provided to the Members promptly after the Company receives such appraisal. Any questions with respect to accounting procedures or valuation not controlled by this Agreement shall be resolved by the Accounting Firm.

“Company Nonrecourse Liabilities” means nonrecourse liabilities (or portions thereof) of the Company for which no Member, or Person related to a Member, bears the economic risk of loss.

“Company Sale Transaction” means a transaction involving the sale, exchange or other Transfer of all of the outstanding Units or all or substantially all of the assets of the Company.

“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. For the purposes of the preceding sentence, control shall be deemed to exist when a Person possesses, directly or indirectly, through one or more intermediaries (a) in the case of a corporation, more than 50% of the outstanding voting securities thereof, (b) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 50% of the distributions therefrom (including liquidating distributions), or (c) in the case of any other Person, more than 50% of the economic or beneficial interest therein.

“Cumulative Available Funds” has the meaning set forth in Section 5.1.

“Curative Allocations” means the allocations pursuant to Section 5.5 of this Agreement.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Exhibit – A Defined Terms

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to property for such Fiscal Year or other period, except that (i) with respect to any property the Book Value of which differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulation Section l.704-3(d), Depreciation for such taxable year shall be the amount of book basis recovered for such Fiscal Year or other period under the rules prescribed by Treasury Regulation Section l.704-3(d)(2), and (ii) with respect to any other property the Book Value of which differs from its adjusted tax basis at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis; provided that if the adjusted tax basis of any property at the beginning of such Fiscal Year or other period is zero, Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Board.

“Directors” has the meaning set forth in Section 6.1.

“Dissolution Event” has the meaning set forth in Section 10.l(a).

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section l.752-2(a).

“Effective Date” has the meaning set forth in the opening paragraph of this Agreement.

“Election Period” has the meaning set forth in Section 3.5(b).

“Entity” means any Person other than a natural person.

“Exchange Act” means the Securities Exchange Act of 1934.

“Expel” means the expulsion or removal of a Member from the Company as a member.

“First Notice” has the meaning set forth in Section 3.5(b).

“Fiscal Year” has the meaning set forth in Section 2.9.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authority” means (a) any federal, state, local, municipal or other government, (b) any governmental, regulatory or administrative agency, commission or other authority lawfully exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power and (c) any court or governmental tribunal.

“HSR Act” means the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Exhibit – A Defined Terms

“lndemnitee” has the meaning set forth in Section 8.2.

“Internal Restructure” means, with respect to the Company, any re-formation, conversion, transfer of assets, Transfer by Members of their Units, merger, incorporation, liquidation or other transaction undertaken in a manner that results in the Members or their Affiliates continuing to have substantially the same direct or indirect ownership of the Company’s assets in place prior to the Internal Restructure, and preserves the relative economic interests of the Members or their Affiliates in the Company or any Entity (including an Entity organized under the Laws of a foreign jurisdiction) that succeeds to the Company in such transaction and does not cause adverse tax consequences to any Member.

“Investor Units” has the meaning set forth in Section 3.3.

“Involuntary Transfer” means a Transfer resulting from the death of a Person or another involuntary Transfer occurring by operation of Law.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a Governmental Authority.

“Majority Holders” means the record holders of Units representing not less than 50% of the Voting Interest.

“Member” means any Person admitted as a member as provided in Section 3.l(a) or Section 3.l(b) of this Agreement, but only until such time as such Person has ceased to be a Member as provided in Section 3.l(c).

“Membership Interest” means the interest of a Member, in its capacity as such, in the Company, including rights to distributions (liquidating or otherwise), allocations, information, all other rights, benefits and privileges enjoyed by that Member (under the Act, the Certificate, this Agreement or otherwise) in its capacity as a Member and otherwise to participate in the management of the Company; and all obligations, duties and liabilities imposed on that Member (under the Act, the Certificate, this Agreement or otherwise) in its capacity as a Member.

“Member Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section l.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning assigned to the term “partner nonrecourse debt minimum gain” set forth in Treasury Regulation Section l.704-2(i)(2).

“Member Nonrecourse Deduction” has the meaning assigned to the term “partner nonrecourse deduction” in Treasury Regulation Section l.704-2(i)(l).

“Minimum Gain” has the meaning assigned to that term in Treasury Regulation Section 1.704-2(d).

“Moody’s” means Moody’s Investors Service.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Exhibit – A Defined Terms

“Nonrecourse Deduction” has the meaning assigned to that term in Treasury Regulation Section l.704-2(b)(l).

“Offered Units” has the meaning set forth in Section 3.5(a).

“Offering Party” has the meaning set forth in Section 7.6(a).

“Officers” has the meaning set forth in Section 6.5.

“Original Agreement” has the meaning set forth in the Recitals.

“Original Members” has the meaning set forth in the Recitals.

“Original Terms” has the meaning set forth in Section 7.6(c).

“Other lndemnitor” has the meaning set forth in Section 8.6.

“Over-Allotment Amount” has the meaning set forth in Section 3.5(c).

“Permitted Transfer” means (1) any Involuntary Transfer, (2) with respect to any Member, any Transfer to (a) any parent, sibling, child or grandchild of such Member, (b) any trust, limited liability company, limited partnership or other Entity havingas its sole beneficiaries or owners such Member, any Persons described in clause (a) above or any combination of the foregoing, (3) any Transfer to the Company or any Subsidiary, (4) any Transfer to a partner, shareholder, member or Affiliate of such Member, in each case, so long as such transferee is not an Adverse Person, (5) any Transfer to a Person designated by the Company (upon the approval of the Board) and with the prior written consent of the Majority Holders, as a “Permitted Transferee” in such Transfer, (6) any Transfer pursuant to a Company Sales Transaction or (7) any Transfer (a) pursuant to a pledge, or grant of a security interest, to a bank or other funding source in support of borrowings made by such Member from such Person and/or (b) to its trustee in support of such Member’s obligations to its trustee; provided that, no pledge or grant of a security interest shall release the transferor Member from any of its obligations hereunder.

“Permitted Transferee” has the meanmg set forth m the definition of “Permitted Transfer.”

“Person” means any natural person, limited liability company, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust or other organization, whether or not a legal Entity, and any Governmental Authority or political subdivision thereof.

“Proceeding” has the meaning set forth in Section 8.2.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Exhibit – A Defined Terms

“Profits” or “Losses” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(l) shall be included in taxable income or loss), with the following adjustments (without duplication):

(i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section l.704-l(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(iii)  in the event the Book Value of any asset is adjusted pursuant to clause (ii) or clause (iii) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(iv) in the event the Book Liability Value of any liability of the Company described in Treasury Regulation Section 1.752-7(b)(3)(i) is adjusted as required by this Agreement, the amount of such adjustment shall be treated as an item of loss (if the adjustment increases the Book Liability Value of such liability of the Company) or an item of gain (if the adjustment decreases the Book Liability Value of such liability of the Company) and shall be taken into account for purposes of computing Profits or Losses;

(v) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(vi) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

(vii) to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section l.704- l(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(viii) any items that are allocated pursuant to the Regulatory Allocations or the Curative Allocations shall not be taken into account in computing Profits and Losses.

“Proposed Purchaser” has the meaning set forth in Section 3.5(a).

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Exhibit – A Defined Terms

“Regulatory Allocations” means allocations pursuant to Section 5.4 of this Agreement.

“Requesting Investor” has the meaning set forth in Section 3.5(c).

“Reserves” means funds set aside or amounts allocated to reserves which shall be maintained in amounts deemed sufficient by the Board for working capital and to pay current or future taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company’s business.

“Resign” means the resignation, withdrawal or retirement of a Member from the Company. Such terms shall not include any Transfer of Units, even though the Member making a Transfer may cease to be a Member as a result of such Transfer.

“S&P” means Standard & Poor’s, a division of the Mcgraw-Hill Companies, Inc.

“Securities Act” means the Securities Act of 1933.

“Sharing Ratio” means, with respect to any Member, the ratio which the number of Units (or as to a particular class, the Units of the specified class) held by that Member bears to the total number of Units (or Units of the specified class) held by all Members.

“Subsidiary” means (a) any corporation or other Entity (including a limited liability company) a majority of the Capital Stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary of the Company or (b) a partnership in which the Company or any direct or indirect Subsidiary is a general partner.

“Supplemental Notice” has the meaning set forth in Section 3.5(b).

“Tax Distribution” means, with respect to any Member for any Fiscal Year, the excess, if any, of (i) the product of (a) the federal taxable income allocated by the Company to such Member in such Fiscal Year and all prior years less the federal taxable loss allocated by the Company to such Member in such Fiscal Year and all prior years, multiplied by (b) the highest applicable federal income tax rate applicable to individuals with respect to the character of federal taxable income or loss allocated by the Company to such Member (e.g., capital gains or losses, dividends, ordinary income, etc,), over (ii) the amount of distributions made to such Member pursuant to Section 5.1 during such Fiscal Year and all previous years plus the amount of distributions made to such Member pursuant to Section 5.2 with respect to all previous years.

“Tax Matters Member” has the meaning set forth in Section 9.4.

“Transfer” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of Law), of Units (or any interest (pecuniary or otherwise) therein or right thereto), including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Units are transferred or shifted to another Person; provided, however, that an exchange, merger, recapitalization, consolidation or reorganization involving an Internal Restructure shall not be deemed a Transfer.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Exhibit – A Defined Terms

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to Sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute proposed or final Treasury Regulations.

“Underlying Agreements” shall mean any contracts, instruments, agreements (both oral and written) or other documents pursuant to which the Offering Party has rights to acquire or participate in an opportunity described in Section 7.6.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of Delaware.

“Unit” has the meaning set forth in Section 3.2(a).

“United States” means the United States of America.

“United States Dollars” means the legal currency of the United States of America.

“Voting Interest” means, at a particular point in time, with respect to each Member, the percentage derived by dividing (i) the number of Voting Units held by such Member by (ii) the number of all Voting Units held by all Members.

“Voting Units” means Investor Units and any Units subsequently issued and designated as such by the Board.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Exhibit – A Defined Terms

EXHIBIT B

PROVISIONS RELATING TO TRANSFERS

Capitalized terms used in this Exhibit that are not defined in this Exhibit shall have the meanings given to them in the Amended and Restated Limited Liability Company Agreement to which this Exhibit is attached. Unless the context requires otherwise, all references in this Exhibit to Sections refer to the Sections of this Exhibit.

1. General Rules.

(a) No Member may Transfer all or any portion of its Units other than in accordance with the terms of this Exhibit B, and any attempted Transfer that is not in accordance with this Exhibit B shall be, and is hereby declared, null and void ab initio.

(b) No Member shall Transfer all or any of its Units (i) if such Transfer would subject the Company to the reporting requirements of the Exchange Act or (ii) if such Transfer would cause the Company to lose its status as a partnership for federal income tax purposes or cause the Company to be classified as a “publicly traded partnership” within the meaning of Code Section 7704.

(c) The Members agree that a breach of the provisions of this Exhibit B may cause irreparable injury to the Company and the Members for which monetary damages (or other remedy at Law) are inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Person to comply with such provisions and (ii) the uniqueness of the Company’s business and the relationship among the Members. Accordingly, the Members agree that the provisions of this Exhibit B may be enforced by specific performance.

2. Permitted Transfers. A Member may make a Permitted Transfer of all or a portion of its Units subject to compliance with Section 1 and Section 6 of this Exhibit B.

3. Right of First Refusal.

(a) The provisions of this Section 3 shall not apply to (i) a Permitted Transfer, (ii) a Transfer pursuant to the exercise of co-sale (tag-along) rights under Section 4 or (iii) a Transfer in connection with a Company Sale Transaction.

(b) If any Member desires to Transfer all or a portion of its Units to any Person (including another Member), other than in a Transfer described in Section 3(a), such Member (the “Disposing Member”) must obtain a Bona Fide Offer from the proposed acquirer and must promptly give written notice (a “Disposition Notice”) to the Company and the other Members (the “ROFR Members”) that such Disposing Member desires to effect such a Transfer and setting forth the Voting Interest percentage of the Units proposed to be transferred by the Disposing Member (the “Sale Units”), the consideration that such Disposing Member proposes to be paid for such Sale Units (the “Sale Price”) and any other material terms of the proposed sale, including a copy of any agreement for such sale.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Exhibit – B Provisions Relating to Transfers

(c) The giving of a Disposition Notice shall constitute an offer (the “Disposition Offer”) by the Disposing Member to sell to the ROFR Members the Sale Units at the Sale Price. The ROFR Members shall have the option, but not the obligation, to acquire all or any portion of the Sale Units on the terms set forth in the Disposition Notice, and such option shall be exercisable by the ROFR Members giving notice to the Disposing Member and the Company before the expiration of the 30-day period following the receipt by the ROFR Members of the Disposition Notice (the “ROFR Election Period”). If more than one of the ROFR Members exercises the option granted in this Section 3(c), the Sale Units will be allocated among them based on the relative Voting Interests of the Units held of record by them or on such other basis as the exercising ROFR Members unanimously agree. Any ROFR Member that fails to notify the Disposing Member prior to the expiration of the ROFR Election Period will be deemed to have rejected the Disposition Offer.

(d) If the ROFR Members do not exercise the purchase option with respect to all of the Sale Units, then the Disposing Member shall immediately notify the Company thereof and the Company may, upon receipt of such notice, following the expiration of the ROFR Election Period; by giving notice to such Disposing Member and the ROFR Members within 10 days after the expiration of the ROFR Election Period (such 10-day period being referred to herein as the “Company ROFR Election Period”), exercise the right of first refusal with respect to a portion of Sale Units that the ROFR Members declined pursuant to the Disposition Offer. The closing of the purchase and sale of the Sale Units to the ROFR Members or the Company, as applicable, shall be at 9:00 a.m. on the 20th Business Day following the end of the ROFR Election Period or the Company ROFR Election Period, as. applicable, unless the exercising ROFR Members and/or the Company, as applicable, and the Disposing Member otherwise agree.

(e) At the closing, the ROFR Members or the Company, as applicable, shall deliver to the Disposing Member cash in the amount of the consideration applicable to the Sale Units to be purchased, (or, if the Bona Fide Offer provided for notes, then such equivalent notes) and the Disposing Member shall represent and warrant to the ROFR Members and the Company, as applicable, that the Disposing Member owns such Sale Units free and clear of all liens, encumbrances and adverse claims, and shall deliver to the ROFR Members or the Company executed transfer instruments and such other matters as are deemed reasonably necessary by the Company for the proper transfer of such Sale Units on the books of the Company. The Disposing Member, the Company and the ROFR Members shall cooperate in good faith in obtaining all necessary governmental and other third Person approvals, waivers and consents required for the closing. Notwithstanding the foregoing, any such closing shall be delayed, to the extent required, until the third Business Day following the expiration of any required waiting periods under the HSR Act.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Exhibit – B Provisions Relating to Transfers

(f) If neither the ROFR Members nor the Company elect to purchase all of the Sale Units pursuant to this Section 3, then the Disposing Member shall be free to sell the Sale Units pursuant to the Bona Fide Offer in strict compliance therewith during the 90-day period following the expiration of the Company ROFR Election Period. Any Sale Unit not sold during the 90-day period described in this Section 3(f) shall be subject again to right of first refusal set forth in Section 3(b).

4. Co-Sale (Tag-Along) Rights.

(a) The provisions of this Section 4 shall not apply to a Permitted Transfer.

(b) If any Member (the “Co-Sale Seller(s)”) desires to Transfer Units having a Voting interest greater than 50% in a single or series of related transactions pursuant to a Bona Fide Offer (the “Proposed Co-Sale Transfer”), then such Co-Sale Seller shall offer (the “Co-Sale Offer”) to include in the Proposed Co-Sale Transfer the Units owned and designated by any other Member on the same terms as the Co-Sale Seller, in each case, according to the remaining terms of this Section 4.

(c) The Co-Sale Seller shall give written notice to each other Member (the “Co-Sale Notice”) at least 20 calendar days prior to the scheduled closing of the Proposed Co-Sale Transfer. The Co-Sale Notice shall specify the proposed Transferee (the “Co-Sale Buyer”), the Units proposed to be Transferred as part of the Proposed Co Sale Transfer (including the Voting Interest attributable to the Units proposed to be Transferred), the amount arid type of consideration to be received therefor and the place and date on which the Transfer is to be consummated. Any Member that wishes to accept the Co-Sale Offer and participate in the Proposed Co-Sale Transfer must notify the Co-Sale Seller prior to 12:00 pm, Houston, Texas time, 10 calendar days following the date the Co-Sale Seller gives the Co-Sale Notice. Each Member who elects to participate in such Proposed Co-Sale Transfer (each, an “Electing Member”) shall have the right to include its Units in such Transfer as follows:

(i) Unless unanimously agreed to otherwise by each Electing Member and the Co-Sale Seller, each Electing Member shall include in such Transfer the percentage of its Units that equals the Voting Interest of the entire Units proposed to be Transferred to the Co-Sale Buyer. For example, if the Co Sale Buyer proposes to acquire Units having a 30% Voting Interest, each Member would have the opportunity to sell 30% of its Units in such Transfer (subject, however, to the other terms of this Section 4). The Co-Sale Seller will reduce the portion of the Units it includes in the Proposed Co-Sale Transfer to enable the Electing Members to participate in such Transfer pursuant to the preceding sentence, and the Co-Sale Seller will not Transfer any of its Units to the Co-Sale Buyer unless the Co-Sale Buyer agrees to purchase Units of the other Electing Members.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Exhibit – B Provisions Relating to Transfers

(ii) The date on which the Proposed Co-Sale Transfer will be consummated will be the date specified in the Co-Sale Notice unless a longer period of time is required to obtain, make or satisfy governmental approval or filing requirements, if any, required to consummate the Proposed Co-Sale Transfer.

(d) In connection with a Proposed Co-Sale Transfer, each Electing Member shall only (i) be required to represent and warrant as to customary corporate matters about itself (such as due authorization, absence of conflicts and enforceability) and as to the unencumbered title to its Units, (ii) be required to bear its pro rata share of any post-closing indemnity obligations, (iii) be subject to the same post-closing purchase price adjustments, escrow terms, offset rights and holdback terms as the Co-Sale Seller, proportionate to the Units sold by such Electing Member and (iv) be required to deliver customary transfer instruments, in each case on the same terms, provision and documents as the Co-Sale Seller.

5. Drag-Along Obligations.

(a) If any Member desires to Transfer Units in a single or series of related transactions and all such Units have a Voting Interest greater than 50%, then the Transferring Member shall have the right to provide written notice of the terms of such. Transfer to the Company and the other Members and to require all other Members to Transfer their Units in such transaction for the same per Unit price and on the same terms subject to Section 5(b). In such case, each Member shall be required so to Transfer its Units at the time-of closing designated in such notice (which shall be no less than 20 calendar days after the date of such notice).

(b) In connection with a Transfer pursuant to this Section 5, each Member shall only (i) be required to represent and warrant as to customary corporate matters about itself (such as due authorization, absence of conflicts and enforceability) and as to the unencumbered title to its Units, (ii) be required to bear its pro rata share of any post-closing indemnity obligations, (iii) be subject to the same post-closing purchase price adjustments, escrow terms, offset rights and holdback terms as each other Member, proportionate to the Units sold by such Member and (iv) be required to deliver customary stock powers, letters of transmittal or other similar transfer documentation; in each case, on the same terms, provisions and documents as each other Member.

(c) No Member shall have any dissenters’ or appraisal rights in connection with a Company Sale Transaction under this Section 5, and each Member hereby releases, and will execute such further instrument as the Company reasonably requests to further evidence the waiver of, such rights.

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Exhibit – B Provisions Relating to Transfers

(d) Each Member hereby makes, constitutes and appoints the secretary of the Company as its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file and record any instrument that is now or may hereafter be deemed necessary by the Company in its reasonable discretion to carry out fully the prov1s1ons and the agreements, obligations and covenants of such Member in this Section 5. Each Member hereby gives such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with such Member’s obligations and agreements pursuant to this Section 5 as fully as such Member might or could do personally, and hereby ratifies and confirms all that any such attorney-in-fact shall lawfully do or cause to be done by virtue of the power of attorney granted hereby. The power of attorney granted pursuant to this Section 5 is a special power of attorney, coupled with an interest, and is irrevocable, and shall survive the bankruptcy, insolvency, dissolution or cessation of existence of the applicable Member.

(e) For the avoidance of doubt, a Member wishing to Transfer all of its Units, if such Units have a voting interest greater than 50%, may elect and proceed according to Section 4 or this Section 5 in its sole discretion and is not required to utilize one over the other.

6. Conditions to Transfers; Continued Applicability of Agreement.

(a) As a condition to any Transfer permitted under this Agreement (including Permitted Transfers), any Transferee of Units shall be required to become a party to this Agreement, by executing (together with such Person’s spouse, if applicable) an Adoption Agreement. If any Person acquires Units from a Member in a Transfer, notwithstanding such Person’s failure to execute an Adoption Agreement in accordance with the preceding sentence (whether such Transfer resulted by operation of Law or otherwise), such Person and such Units shall be subject to this Agreement as if such Units were still held by the Transferor.

(b) No Units may be Transferred by a Person unless the Transferee first delivers to the Company, at the Transferring Member’s sole cost and expense, evidence reasonably satisfactory to the Company (such as an opinion of counsel) to the effect that such Transfer is not required to be registered under the Securities Act; provided, the Company, with the approval of the Board, may waive any requirement to deliver a legal opinion under this Section 6(b).

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Exhibit – B Provisions Relating to Transfers

EXHIBIT C

ADOPTION AGREEMENT

This Adoption Agreement (this “Adoption Agreement”) is executed as of ___________ pursuant to the terms of the Amended and Restated Limited Liability Company Agreement of AleAnna Energy, LLC dated as of [___________], 2010, and the Schedules and Exhibits thereto, as amended or restated from time to time, a copy of which is attached hereto (the “LLC Agreement”), by the transferee (“Transferee”) executing this Adoption Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

1. Acknowledgment. Transferee acknowledges that Transferee is acquiring certain Units having a Voting Interest percentage equal to _%, subject to the terms and conditions of the LLC Agreement. Capitalized terms used herein without definition are defined in the LLC Agreement and are used herein with the same meanings set forth therein.

2. Agreement. Transferee (a) agrees that the Units acquired by Transferee shall be bound by and subject to the terms of the LLC Agreement and (b) hereby joins in, and agrees to be bound by, the LLC Agreement (including the Exhibits and Schedules) with the same force and effect as if the Transferee were originally a party thereto.

3. Notice. Any notice required by the LLC Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

TRANSFEREE:

By:

Information for Notices:

Telecopy:

Amended and Restated Limited Liability Company Agreement of
AleAnna Energy, LLC
Exhibit – C Adoption Agreement